As filed with the Securities and Exchange Commission on May 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	06-1185706
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Manhattanville Road, Suite 301

Purchase, New York 10577

(Address of Principal Executive Offices including Zip Code)

Amended and Restated MBIA Inc. Omnibus Incentive Plan

(formerly the MBIA Inc. 2005 Omnibus Incentive Plan)

(Full title of the Plan)

Jonathan C. Harris, Esq.

General Counsel and Secretary

MBIA Inc.

1 Manhattanville Road, Suite 301

Purchase, New York 10577

(914) 273-4545

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

MBIA Inc. (the “Company”) is filing this registration statement in accordance with Instruction E to Form S-8 to register 900,000 additional shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company that may be issuable pursuant to the Amended and Restated MBIA Inc. Omnibus Incentive Plan (formerly the MBIA Inc. 2005 Omnibus Incentive Plan, the “Plan”). The contents of the Company’s original Registration Statement on Form S-8, Registration Statement No. 333-127539, filed on August 15, 2005, additional Registration Statement on Form S-8, Registration Statement No. 333-159648, filed on June 1, 2009, additional Registration Statement on Form S-8 No. 333-183529, filed on August 24, 2012, and additional Registration Statement on Form S-8 No. 333-262687, filed on February 14, 2022 are incorporated herein by reference. The additional 900,000 shares of Common Stock that are subject of this Registration Statement relate to the increase in the number of authorized shares available for issuance under the Plan as approved by the Company’s shareholders at the Company’s annual meeting held on May 3, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York on May 16, 2022.

MBIA INC.

By:	/s/ William C. Fallon
William C. Fallon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ William C. Fallon William C. Fallon	Chief Executive Officer and Director	May 16, 2022

/s/ Anthony McKiernan Anthony McKiernan	Executive Vice President and Chief Financial Officer	May 16, 2022

/s/ Joseph R. Schachinger Joseph R. Schachinger	Assistant Vice President, Chief Accounting Officer and Controller	May 16, 2022

/s/ Diane L. Dewbrey Diane L. Dewbrey	Director	May 16, 2022

/s/ Steven J. Gilbert Steven J. Gilbert	Director	May 16, 2022

/s/ Janice Innis-Thompson Janice Innis-Thompson	Director	May 16, 2022

/s/ Charles R. Rinehart Charles R. Reinhart	Chairman and Director	May 16, 2022

/s/ Theodore Shasta Theodore Shasta	Director	May 16, 2022

/s/ Richard C. Vaughan Richard C. Vaughan	Director	May 16, 2022

Index to Exhibits

Exhibit No.	Description of Exhibit

4.1	Company’s By-laws as Amended as of March 27, 2020 (filed herewith).

5	Opinion of Day Pitney LLP as to the legality of securities to be registered (filed herewith).

10.1	Amended and Restated MBIA Inc. Omnibus Incentive Plan, as amended through May 3, 2022.

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Day Pitney LLP (included in Exhibit 5).

107	Filing Fee Table.

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